Exhibit 11

                             TECO ENERGY, INC.
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                (1)
Three months ended June 30,        1997                     1996
                            Primary  Fully Diluted   Primary  Fully Diluted
                            Earnings    Earnings     Earnings    Earnings

Net income (000)         $    50,507  $    50,507  $    50,447 $    50,447

Common shares outstanding
  at beginning of period 130,574,302  130,574,302  129,108,902 129,108,902
Dividend reinvestment and
 common stock purchase plan:
  Shares issued                   --           --       52,000      52,000
Stock granted                 16,709       16,709           --          --
Restricted stock granted      84,600       84,600       59,700      59,700
Shares canceled                   --           --           --          --
Stock option plans:
  Options exercised           34,425       34,425       38,912      38,912
  Shares under option at
   end of period                  --    2,743,872           --   2,532,872
Treasury shares which could
  be purchased                    --   (2,207,812)          --  (1,918,163)
Avg. no. of shares
 outstanding             130,708,036  131,244,096  129,259,514 129,809,223

Earnings per share       $      0.39  $      0.38  $      0.39 $      0.39

                                                               (1)
Six months ended June 30,           1997                    1996
                            Primary  Fully Diluted   Primary  Fully Diluted
                            Earnings    Earnings     Earnings    Earnings

Net income (000)         $   101,288  $   101,288  $   100,446 $   100,446

Common shares outstanding
  at beginning of period 130,530,715  130,530,715  128,865,058 128,865,058
Dividend reinvestment and
 common stock purchase plan:
  Shares issued                   --           --       94,409      94,409
Stock granted                  9,547        9,547           --          --
Restricted stock granted      48,343       48,343       34,117      34,117
Shares canceled               (2,979)      (2,979)          --          --
Stock option plans:
  Options exercised           59,301       59,301      151,806     151,806
  Shares under option at
   end of period                  --    2,743,872           --   2,532,872
Treasury shares which could
  be purchased                    --   (2,207,812)          --  (1,918,163)
Avg. no. of shares
 outstanding             130,644,927  131,180,987  129,145,390 129,695,099

Earnings per share       $      0.78  $      0.77  $      0.78 $      0.77
(1)
     1996 amounts have been restated to include the effects of the Lykes Energy, Inc. merger.

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